UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

INDUSTRIES INTERNATIONAL, INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-32053	87-0522115
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

     4/F Wondial Building, Keji South 6 Road
Shenzhen High-Tech Industrial Park, Shenzhen Road
Shenzhen, People's Republic of China
(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 755-26520839

Not applicable
(Former name or former address, if changed since last report.)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 24, 2004, Industries International, Incorporated, a Nevada corporation (the "Company"), received a letter of resignation from its independent auditors, Moores Rowland Mazars ("Moores Rowland"). The letter from Moores Rowland stated that its review of the Company's March 31, 2004 Form 10-Q Quarterly Report, which was filed with the Securities and Exchange Commission on May 17, 2004, was not complete and therefore the document should not have been filed.

     Moores Rowland audited the Company's financial statements for the years ended December 31, 2002 and 2003. Moores Rowland's reports on the Company's financial statements for the years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2002 and 2003, there were no disagreements between the Company and Moores Rowland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moores Rowland, would have caused Moores Rowland to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements. In addition, there were no such events as described under Item 304(a)(1)(v) of Regulation S-K during such period.

     However, during the interim period from January 1, 2004 through the date of Moores Rowland's resignation on May 24, 2004, there was disagreement between the Company and Moores Rowland in connection with the filing of the March 31, 2004 Form 10-Q Quarterly Report. There are three primary events for which Moores Rowland believes the disclosures were not properly or fully disclosed in such document:

(1)	the SKI Disposal and its completion as defined herein;

(2)	the April 5, 2004 Assignment as defined herein; and

(3)	the Wondial Bankruptcy Order as defined herein.

     There is disagreement between the Company and Moores Rowland as to the issue of whether the Company provided adequate disclosure with respect to the disposal of the SKI assets, either in a Form 8-K Current Report or in the Company's March 31, 2004 Form 10-Q Quarterly Report filed on May 17, 2004. SKI, a subsidiary of Broad Faith Limited, which is a wholly-owned subsidiary of the Company, was sold to the Company's Chairman and CEO, Dr. Kit Tsui. The agreement with respect to this transaction was disclosed in the notes to the Company's financial statements, which were included in the December 31, 2003 Form 10-K Annual Report, and the closing of the transaction was disclosed in the Company's March 31, 2004 Form 10-Q Quarterly Report. Dr. Tsui acquired SKI's surplus equipment used to manufacture analog and digital cordless and traditional corded phones so that the Company could focus on the more profitable telecommunications products distribution business. Dr. Tsui paid the Company $12,318,840 by agreeing to surrender 1,206,435 shares of the Company's common stock. In addition, he agreed to eliminate $7.662 million in debt the Company owed him and assumed $8.77 million in bank debt that SKI owed. The accounting firm of Shenzhen Fa Wei provided a fairness opinion in connection with the sale of the assets.

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     Further, on April 5, 2004, Dr. Tsui, Shenzhen Wonderland Communication Science & Technology Company Limited ("Wondial"), a subsidiary of SKI, and a PRC bank signed an assignment agreement making Wondial the obligor of debt amounting to RMB200 million (approximately US$25 million), which Dr. Tsui personally owed to a PRC bank. Accordingly, subsequent to April 5, 2004, Wondial owed the bank RMB200 million. Moores Rowland contends that the assignment occurred before Wondial was seized by the Chinese government on April 27, 2004, which would have been a violation of the Sarbanes-Oxley Act as a related-party transaction had the closing of the SKI Disposal occurred after the April 5, 2004 Assignment. However, the Company maintains that the transaction did not occur in that manner. It is the Company's position that SKI and, accordingly, Wondial, was disposed of on March 29, 2004 in the sale to Dr. Tsui and not as a result of the April 27, 2004 bankruptcy seizure as alleged by Moores Rowland. Since the April 5, 2004 Assignment and Wondial Bankruptcy Order occurred after the effective date of the SKI Disposal, it is the Company's position that any transaction between Dr. Kit Tsui and Wondial subsequent to that date would not be deemed a related party transaction.

     Finally, Moores Rowland stated that it was unable to complete its review of the March 31, 2004 Form 10-Q Quarterly Report because it was unable to examine a full set of accounting books and records of Wondial for the three months ended March 31, 2004. Such information with respect to the finances and accounting of Wondial had not been provided to Moores Rowland because Wondial's documents had been seized and its offices closed by the Shenzhen Intermediate People's Court pursuant to a Bankruptcy Order on April 27, 2004. Moores Rowland noted in its correspondence to the Company that it did not fully review the March 31, 2004 Form 10-Q Quarterly Report and did not have adequate information about Wondial's operations for the three months ended March 31, 2004. The Company believes that Moores Rowland did have access to this information prior to its seizure. Nevertheless, Moores Rowland believes these issues were not addressed to its satisfaction.

     Information may have come to the attention of Moores Rowland that could, if further investigated, materially impact the fairness, reliability or presentation of the financial statements issued subsequent to the date of the December 31, 2003 audited financial statements. However, because of Moores Rowland's resignation, it was not able to conduct a further investigation. Moores Rowland, in correspondence dated May 14, 2004, advised the Company to file a notice of late filing and cautioned directors not to file the March 31, 2004 Form 10-Q Quarterly Report until its review was complete. Moreover, on May 18, 2004, Moores Rowland advised directors of the Company to (i) file an amendment to the March 31, 2004 Form 10-Q Quarterly Report to notify the Securities and Exchange Commission that a full accounting review had not been completed, (ii) obtain legal advice as to that issue, and (iii) attend to any unresolved matters. The Company maintains that it received correspondence from Moores Rowland indicating that it did review the financial statements contained in the March 31, 2004 Form 10-Q Quarterly Report. The Company is investigating these matters further and will continue to disclose any further information as it arises.

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     The Company has provided Moores Rowland with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K, and has requested that Moores Rowland furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) and, if not, stating the respects in which it does not agree. The Company will file the response letter from Moores Rowland with the Securities and Exchange Commission within two business days after its receipt.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIES INTERNATIONAL, INCORPORATED

By:	/s/ Kit Tsui

Kit Tsui
Chief Executive Officer
Date: July 1, 2004

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